Exhibit 10.3

PUBLIC HEALTH SERVICE

PATENT LICENSE AGREEMENT – EXCLUSIVE

This Agreement is based on the model Patent License Exclusive Agreement adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this Agreement:

The U.S. Department of Health and Human Services, as represented by

The National Cancer Institution (“NCI”)

an Institute or Center (hereinafter referred to as the “IC”) of the

National Institutes of Health (“NIH”)

and

Syncopation Life Sciences Inc.

hereinafter referred to as the “Licensee”,

having offices at

628 Middlefield Road, Palo Alto, CA 94301,

created and operating under the laws of Delaware.

Tax ID No.: [***]

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For the IC internal use only:

License Number: L-096-2022-0

License Application Number: A-328-2021

Serial Number(s) of Licensed Patent(s) or Patent Application(s): See Appendix A

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention): N/A

Additional Remarks:

Public Benefit(s):

The public interest would be well served by an exclusive license for this technology since therapies are needed for the treatment of CD22 expressing cancers, among which are acute lymphocytic leukemia, a leukemia that affects the pediatric population, and lymphomas. The development of new therapies is needed for CD22 expressing B cell malignancies.

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Benchmarks and Performance), Appendix E (Commercial Development Plan), Appendix F (Example Royalty Report), Appendix G (Royalty Payment Options), and Appendix H (Shipping Information).

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The IC and the Licensee agree as follows:

1.	BACKGROUND

1.1	In the course of conducting biomedical and behavioral research, the IC investigators made inventions that may have commercial applicability.

1.2

By assignment of rights from IC employees and other inventors, HHS, on behalf of the Government, owns intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions. HHS also owns any tangible embodiments of these inventions actually reduced to practice by the IC.

1.3	The Secretary of HHS has delegated to the IC the authority to enter into this Agreement for the licensing of rights to these inventions.

1.4	The IC desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.5	The Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

2.	DEFINITIONS

2.1

“Additional License” means an exclusive, co-exclusive or non-exclusive commercial license that includes the Licensed Patent Rights and is granted by the IC to a Third Party (“Additional Licensee”). For clarity, any Research License granted under the Licensed Patent Rights that does not require the Third Party licensee to pay a share of patent expenses shall not be deemed an “Additional License”.

2.2	“Allogeneic Product” means a Licensed Product that falls under Licensed Fields of Use – Allogeneic (I (2) in Appendix B).

2.3	“Autologous Product” means a Licensed Product that falls under Licensed Fields of Use – Autologous (I (1) in Appendix B).

2.4

“Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee. For this purpose, the term “control” shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

2.5	“Benchmarks” mean the performance events that are set forth in Appendix D.

2.6

“BLA” means a Biologics License Application, as defined in the U.S. Federal Food, Drug, and Cosmetics Act, as amended, and the regulations promulgated thereunder, and any corresponding foreign or domestic marketing authorization application, registration or certification, necessary or reasonably useful to market a Licensed Product in the Territory, but not including pricing and reimbursement approvals.

2.7

“Change of Control” means i) any transaction or series of related transactions following which the holders of a majority of Licensee’s capital stock or membership or equity interests immediately prior to such transaction or series of related transactions entitled to (a) vote with respect to the election of directors (or positions having a similar function) or (b) receive the proceeds upon any sale, liquidation or dissolution of Licensee, and collectively no longer hold a

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majority of Licensee’s capital stock or membership or equity interests, (ii) a sale, transfer, or other disposition, in a single transaction or series of related transactions, of all or a material portion of Licensee’s interest in the Licensed Product(s) (iii) a sale, transfer, or other disposition, in a single transaction or series of related transactions, of all or a material portion of Licensee’s right title, or interest in its assets taken as a whole, (iv) an initial public offering of the stock of Licensee; or (v) the merger of Licensee with a Third Party by operation of law or otherwise. For clarity, equity financing undertaken primarily for the purpose of raising capital shall not be considered a Change of Control.

2.8	“Commercial Development Plan” means the written commercialization plan attached as Appendix E.

2.9

“Commercial Purpose” means the sale, lease, license, distribution in lieu of purchase, or any other transfer of the Licensed Products, excluding transfers to Third Party Contractor(s) or Third Party Collaborators for evaluation or internal research and evaluation. Commercial Purpose shall also include uses of the Licensed Products to perform contract research, to screen libraries, to produce or manufacture products for general sale, or to conduct activities that result in any direct or indirect sale, lease, license, or transfer of the Licensed Products, excluding transfers to Third Party Contractor(s) or Third Party Collaborators for evaluation or internal research and evaluation.

2.10	“CRADA” means a Cooperative Research and Development Agreement.

2.11

“Distinct Licensed Product” means a Licensed Product that, in comparison to a second Licensed Product, would require a separate Biologics License Application (BLA) or New Drug Application based on novel or differing composition of matter, or a differing indication.

2.12	“Effective Date” means the date that this Agreement becomes effective, which is the first date when it has been signed by all parties to the Agreement.

2.13	“FDA” means the Food and Drug Administration.

2.14

“First Commercial Sale” means the initial transfer by or on behalf of the Licensee or its sublicensees of the Licensed Products or the initial practice of a Licensed Process by or on behalf of the Licensee or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales. For purposes of clarity, the transfer of Licensed Products or practice of Licensed Processes prior to receipt of a relevant regulatory approval for use in a non-clinical or clinical study (included but not limited to expanded access distribution) shall not be considered a First Commercial Sale for such Licensed Product or Licensed Processes.

2.15	“Government” means the Government of the United States of America.

2.16	“Licensed Fields of Use” means, collectively, the fields of use identified in Appendix B and excluding the “Licensed Materials Field of Use”

2.17	“Licensed Field of Use – Allogeneic” means the field of use identified in Appendix B, Part I (1).

2.18	“Licensed Field of Use – Autologous” means the field of use identified in Appendix B, Part I (2).

2.19

“Licensed Know-How” means intangible knowledge or work owned or controlled by IC that (a) is required or useful for the manufacture, use, development, testing, marketing, export, import, offer for sale, or sale or other commercialization of any Licensed Product, use or practice of Licensed Processes, or use or practice of the Licensed Patent Rights, (b) is not embodied in the claim(s) of any IC patent or patent application other than those of the Licensed Patent Rights, (c)

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was developed by the IC or to which the IC has the right to license, prior to the Effective Date, including information or knowledge obtained in connection with the clinical trial published under NCT02315612 (PI = Nirali Shah) (d) is unpublished at the time of disclosure to Licensee, and (e) is not subject to any third party right(s) that would prevent IC from licensing such knowledge or work to Licensee as provided herein and IC possesses the right to license the use of such Licensed Know-How to Licensee for commercial purposes. For the avoidance of doubt, neither IC nor the clinical trial PI listed in part (c) above are obligated to provide any know-how under this Agreement.

2.20	“Licensed Materials” means CD22 expressing cell lines and CD22-specific m971 CAR lentiviral vector, including all progeny, subclones, or unmodified derivatives thereof.

2.21

“Licensed Materials Field of Use” means the use of Licensed Materials for preclinical studies in support of the development of Licensed Products and excluding the use of Licensed Materials in humans for any purpose.

2.22	“Licensed Patent Rights” means:

(a)

Patent applications (including provisional patent applications and PCT patent applications) or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of these patents;

(b)	to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.22(a):

(i)	continuations-in-part of 2.22(a);

(ii)	all divisions and continuations of these continuations-in-part;

(iii)	all patents issuing from these continuations-in-part, divisions, and continuations;

(iv)	priority patent application(s) of 2.22(a); and

(v)	any reissues, reexaminations, and extensions of these patents;

(c)

to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.22(a): all counterpart foreign and U.S. patent applications and patents to 2.22(a) and 2.22(b), including those listed in Appendix A; and

(d)	Licensed Patent Rights shall not include 2.22(b) or 2.22(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.22(a).

2.23

“Licensed Processes” means processes which, in the course of being practiced, (a) would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction, or (b) utilize or rely upon the Licensed Know-How.

2.24

“Licensed Products” means tangible materials which, in the course of manufacture, use, sale, or importation, (a) would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction, or (b) utilize or rely upon the Licensed Know-How.

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2.25	“Licensed Territory” means the geographical area identified in Appendix B.

2.26

“Net Sales” means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of the Licensee or its sublicensees, and from leasing, renting, or otherwise making the Licensed Products available to others without sale or other dispositions, whether invoiced or not, less returns, and allowances, packing costs, insurance costs, freight out, taxes or, if separately invoiced, excise duties imposed on the transaction, and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted. No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by the Licensee, or sublicensees, and on its payroll, or for the cost of collections.

2.27	“Phase 1 Clinical Trial” means an investigational study in humans consistent with the description in U.S. 21 C.F.R. §312.21(a) or its foreign equivalents.

2.28	“Phase 2 Clinical Trial” means an investigational study in humans o consistent with the description in U.S. 21 C.F.R. §312.21(b) or its foreign equivalents.

2.29	“Phase 3 Clinical Trial” means an investigational consistent with the description in U.S. 21 C.F.R. §312.21(c) or its foreign equivalents.

2.30

“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

2.31

“Priority Review” means, with respect to a human drug application as defined in section 735(1) [21 USC § 379g(1)], review and action by the Secretary of HHS (“Secretary”) on such application not later than six (6) months after receipt by the Secretary of such application, as described in the Manual of Policies and Procedures of the FDA and goals identified in the letters described in section 101(b) of the Prescription Drug User Fee Amendments of 2012.

2.32

“Priority Review Voucher” means a voucher issued by the Secretary to the Licensee for a rare pediatric disease product application that entitles Licensee or Licensee’s transferee of such voucher to Priority Review of a human drug application submitted under section 505(b)(1) [21 USC § 355(b)(1)] or section 351(a) of the Public Health Service Act [42 USC § 262] after the date of approval of the rare pediatric disease product application. For the purposes of this Agreement, Priority Review Voucher refers to any such voucher that the Licensee obtains as a result of its activities that relied upon Licensed Products or Licensed Processes.

2.33	“Pro Rata Share” means one of the following:

(a)

in instances where the Additional License(s) granted by IC recover a pre-determined percentage of patent costs, one hundred percent (100%) of patent prosecution costs minus the percentage of patent prosecution costs recovered by the Additional License(s) which recover a pre-determined percentage of patent costs. For example, [***];

(b)

in instances where the Additional Licenses granted by IC recover a full pro rata share of patent prosecution costs, one (1) minus the value derived from the number of Additional Licenses granted by IC which recover a full pro rata share of patent prosecution costs divided by the total number of licenses granted by IC which recover a full pro rata share of patent prosecution costs. For example, [***]; or

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(c)

in instances where the Additional Licenses are granted according to the definition of both 2.26(a) and 2.26(b), the Pro Rata Share paid by Licensee will be the value derived from the Pro Rata Share as determined under Paragraph 2.26(a) multiplied by the value derived from the Pro Rata Share as determined under Paragraph 2.26(b). For example, [***].

2.34

“Registration Trial” means, with respect to any Licensed Product, a controlled human clinical trial that is expected by Licensee to be the basis for filing an application for regulatory approval of such Licensed Product.

2.35

“Research License” means a nontransferable, nonexclusive license to make and to use the Licensed Products or the Licensed Processes as defined by the Licensed Patent Rights for purposes of research and not for purposes of commercial manufacture or distribution or in lieu of purchase.

2.36

“Sublicensee” means a Third Party to whom Licensee has granted or authorized a sublicense under the Licensed Patent Rights pursuant to Paragraph 4.1 hereunder. For clarity, a Third Party Contractor is not a Sublicensee.

2.37

“Sublicense Income” means all consideration received by Licensee or an Affiliate from a Sublicensee in consideration for a sublicense, cross-license, option, or other right, license, privilege or immunity granted by Licensee or an Affiliate under the Licensed Patent Rights, including without limitation, license fees, milestone payments, license maintenance fees, and other payments, but excluding: (a) royalties on Net Sales (including amounts payable as royalties or by way of a share of profits of such sublicensee arising from such sublicensee’s sales of the applicable Licensed Product); (b) amounts received by Licensee to reimburse Licensee for amounts paid or costs incurred by or on behalf of Licensee with respect to the Licensed Patent Rights, including patent prosecution, maintenance, enforcement or defense expenses; (c) payments made as consideration for debt or equity securities (excluding amounts in excess of the fair market value of such securities) to purchase capital stock of Licensee; and (d) amounts or other support received by Licensee or its Affiliate for bona fide research and development expenses that are in connection with activities that do not involve a Commercial Purpose, including, without limitation, in connection with clinical or non-clinical evaluation.

2.38	“Third Party(ies)” means a person or entity other than (i) Licensee or any of its Affiliates and (ii) IC.

2.39

“Third Party Collaborator(s)” means a Third Party organization engaged by Licensee to perform work related to the Licensed Products under a bona fide collaborative research project as described under an appropriate contractual arrangement between Licensee and relevant Third Party Collaborator(s).

2.40

“Third Party Contractor(s)” means a Third Party organization providing contract research, development, manufacturing, or medical services (for example, CRO, CDO, CMO), that is acting with, on behalf and for the benefit of Licensee, for consideration provided by the Licensee on a fee-for-service basis to perform services or provide materials specified by the Licensee.

3.	GRANT OF RIGHTS

3.1	The IC hereby grants and the Licensee accepts, subject to the terms and conditions of this Agreement:

1. An exclusive commercial license under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import any Licensed Products in the Licensed Fields of Use – Autologous and to practice and have practiced any Licensed Process(es) in the Licensed Fields of Use—Autologous.

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2. A non-sublicensable exclusive license for evaluation purposes only, to make, have made, import, and use, but not to sell, the Licensed Products or inventions within the scope of the Licensed Patent Rights within the Licensed Fields of Use – Allogeneic and in the Licensed Territory, and to practice Licensed Processes within the Licensed Fields of Use – Allogeneic and in the Licensed Territory. Subject to the terms and conditions of this Section 3, such exclusive evaluation license also includes an exclusive option to negotiate a non-exclusive or exclusive commercialization license. The rights provided herein are provided for the evaluation of commercial applications only and not for a Commercial Purpose. IC agrees not to grant a nonexclusive or exclusive commercial license to the Licensed Patent Rights in the Licensed Fields of Use – Allogeneic for the duration of the Option Period, and any extension as described in 3.3.

3. A non-sublicensable, non-exclusive license to make, have made, use, import, but not to sell the Licensed Materials in the Licensed Materials Field of Use.

4. A non-sublicensable, nonexclusive license under the Licensed Know-How in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell and to import—and, as limited by Section 3.4, reproduce, prepare derivative works, distribute, perform, display, modify, and adapt Licensed Know-How in connection with—any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Process(es) in the Licensed Fields of Use.

3.2

The exclusive license for evaluation purposes granted under 3.1(2) shall expire [***] from the Effective Date of this Agreement (“Option Period”), but can be extended for [***] upon payment of an extension royalty as set forth in Appendix C and submission of written notice to the IC at least [***] prior to the expiration of the Option Period. Licensee agrees that the continued use of the Licensed Patent Rights, Licensed Processes, Licensed Materials, or the Licensed Products within the Licensed Field of Use – Allogeneic after the end of the Option Period will occur only pursuant to an amendment following the procedure outlined in Paragraph 3.3. The continued use of the Licensed Patent Rights, Licensed Processes, Licensed Materials, or the Licensed Products after the expiration of the Option Period, including any extensions, without the mutual written agreement of the Parties following such procedure will be considered a material breach of this Agreement.

3.3

To exercise the exclusive option granted under 3.1(2), Licensee must submit a written notice to the IC at least [***] prior to the expiration of the Option Period or any extension. The written notice must include an updated Commercial Development Plan and a modified field of use that falls within the scope of the Licensed Fields of Use – Allogeneic and identifies a particular allogeneic platform for further development and commercialization by Licensee. This written notice submitted by Licensee will initiate a negotiation period that expires [***] after the exercise of the option during such time Licensee and IC will make good faith efforts to identify a mutually agreeable modified field of such that the Licensed Field of Use – Allogeneic is commensurate in scope with the new Commercial Development Plan provided by Licensee. In the absence of Licensee’s exercise of the option to an exclusive license as described above, or the parties ability to identify a mutually agreeable modified field of use within the Licensed Fields of Use – Allogeneic that is commensurate with the updated Commercial Development Plan, the IC will be free to license the Licensed Patent Rights within the Licensed Fields of Use – Allogeneic to Third Party(ies).

3.4

Notwithstanding any terms to the contrary in Sections 3.1(2)-(4) and Article 4, the Licensee is entitled to authorize its Third-Party Contractor(s) and/or Third Party Collaborators to make, have made, import and to use, but not to sell Licensed Materials, Licensed Know-How, Licensed Products and Licensed Processes on Licensee’s behalf solely in the Licensed Fields of

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Use and in the Licensed Territory. Licensee may, without prior written permission, transfer the Licensed Materials, Licensed Know-How, and Licensed Products to Third Party Contractor(s) solely for internal research purposes within the Licensed Fields of Use. Licensee shall ensure that such Third-Party Contractors comply with the terms and obligations of this Agreement with respect to their use of the Licensed Materials, Licensed Know-How, and/or the Licensed Products. Other than transfer to Third-Party Contractor(s) and/or Third Party Collaborators, Licensee agrees to maintain control of Licensed Materials it receives and to maintain Licensed Know-How in confidence and Licensee agrees that transfer of Licensed Know-How will only be to Third-Party Contractor(s) and/or Third Party Collaborators that have been informed of the confidential nature of the Licensed Know-How, and are bound by appropriate confidentiality obligations with respect thereto, unless IC provides its prior written consent with respect to specific categories of Licensed Know-How.

3.5

This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the IC other than the Licensed Patent Rights regardless of whether these patents are dominant or subordinate to the Licensed Patent Rights.

4.	SUBLICENSING

4.1

Upon written approval, which shall include prior review of any sublicense agreement by the IC and which shall not be unreasonably withheld, the Licensee may enter into sublicensing agreements under the Licensed Patent Rights during the term of any exclusive commercial license.

4.2

The Licensee agrees that any sublicenses granted by it shall provide that the obligations to the IC of Paragraphs 5.1-5.4, 8.1, 10.1, 10.2, 12.5, and 13.8-13.10 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. The Licensee further agrees to attach copies of these Paragraphs to all sublicense agreements.

4.3

Any sublicenses granted by the Licensee shall provide for the termination of the sublicense, or the conversion to a license directly between the sublicensees and the IC, at the option of the sublicensee, upon termination of this Agreement under Article 13. This conversion is subject to the IC approval and contingent upon acceptance by the sublicensee of the remaining provisions of this Agreement.

4.4

The Licensee agrees to forward to the IC a complete copy of each fully executed sublicense agreement postmarked within [***] of the execution of the agreement. To the extent permitted by law, the IC agrees to maintain each sublicense agreement in confidence.

5.	STATUTORY AND NIH REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1

(a) the IC reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory. Prior to the First Commercial Sale, the Licensee agrees to provide the IC with reasonable quantities of the Licensed Products or materials made through the Licensed Processes for IC research use; and

(b) in the event that the Licensed Patent Rights are Subject Inventions made under CRADA, the Licensee grants to the Government, pursuant to 15 U.S.C. §3710a(b)(1)(A), a nonexclusive, nontransferable, irrevocable, paid-up license to practice the Licensed Patent Rights or have the Licensed Patent Rights practiced throughout the world by or on behalf of the Government. In the exercise of this license, the

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Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. §552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party. Prior to the First Commercial Sale, the Licensee agrees to provide the IC with reasonable quantities of the Licensed Products or materials made through the Licensed Processes for IC research use.

5.2

The Licensee agrees that products used or sold in the United States embodying the Licensed Products or produced through use of the Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the IC.

5.3

The Licensee acknowledges that the IC may enter into future CRADAs under the Federal Technology Transfer Act of 1986 that relate to the subject matter of this Agreement. The Licensee agrees not to unreasonably deny requests for a Research License from future collaborators with the IC when acquiring these rights is necessary in order to make a CRADA project feasible. The Licensee may request an opportunity to join as a party to the proposed CRADA.

5.4

(a) in addition to the reserved license of Paragraph 5.1, the IC reserves the right to grant Research Licenses directly or to require the Licensee to grant Research Licenses on reasonable terms. The purpose of these Research Licenses is to encourage basic research, whether conducted at an academic or corporate facility. In order to safeguard the Licensed Patent Rights, however, the IC shall consult with the Licensee before granting to commercial entities a Research License or providing to them research samples of materials made through the Licensed Processes; and

(b) in exceptional circumstances, and in the event that the Licensed Patent Rights are Subject Inventions made under a CRADA, the Government, pursuant to 15 U.S.C. §3710a(b)(1)(B), retains the right to require the Licensee to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the Licensed Patent Rights in the Licensed Field of Use on terms that are reasonable under the circumstances, or if the Licensee fails to grant this license, the Government retains the right to grant the license itself. The exercise of these rights by the Government shall only be in exceptional circumstances and only if the Government determines:

(i) the action is necessary to meet health or safety needs that are not reasonably satisfied by the Licensee;

(ii) the action is necessary to meet requirements for public use specified by Federal regulations, and these requirements are not reasonably satisfied by the Licensee; or

(iii) the Licensee has failed to comply with an agreement containing provisions described in 15 U.S.C. §3710a(c)(4)(B); and

(c)	the determination made by the Government under this Paragraph 5.4 is subject to administrative appeal and judicial review under 35 U.S.C. §203(b).

6.	ROYALTIES AND REIMBURSEMENT

6.1	The Licensee agrees to pay the IC a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.

6.2	The Licensee agrees to pay the IC a nonrefundable minimum annual royalty as set forth in Appendix C.

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6.3	The Licensee agrees to pay the IC earned royalties as set forth in Appendix C.

6.4	The Licensee agrees to pay the IC milestone royalties as set forth in Appendix C.

6.5	In the event of the grant of a Priority Review Voucher by the FDA, the Licensee agrees to pay the IC a royalty as set forth in Appendix C.

6.6	The Licensee agrees to pay the IC sublicensing royalties as set forth in Appendix C.

6.7	The Licensee agrees to pay the IC extension royalties as set forth in Appendix C.

6.8

The Licensee agrees to pay the IC a non-creditable, nonrefundable license royalty as set forth in Appendix C within [***] of any Change of Control. This obligation shall survive any termination or expiration of the Agreement except for any termination of the Agreement initiated by Licensee due to an uncured material breach of the Agreement by IC.

6.9	The Licensee agrees to pay the IC royalties for patent reimbursement as described in Paragraph 6.13 and 6.14.

6.10

A patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing earned royalty payments in any given country on the earliest of the dates that:

(a)	the application has been abandoned and not continued;

(b)	the patent expires or irrevocably lapses, or

(c)	the patent has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

6.11	No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.

6.12

On sales of the Licensed Products by the Licensee to sublicensees or on sales made in other than an arm’s-length transaction, the value of the Net Sales attributed under this Article 6 to this transaction shall be that which would have been received in an arm’s-length transaction, based on sales of like quantity and quality products on or about the time of this transaction. Sales made to patient assistance programs shall be deemed to be made in an arm’s-length transaction for the purposes of calculating Net Sales.

6.13

With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the IC prior to [***], the Licensee shall pay the IC an amount equivalent to [***] of these expenses previously paid by the IC. This amount shall be included in the license issue royalty described in Appendix C (I). For clarity Licensee shall not be required to pay any additional amount for such unreimbursed expenses paid by the IC prior to [***] beyond that which is set forth in Appendix C.

6.14

With regard to expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the IC on or after [***], the IC, at its sole option, may require the Licensee:

(a)

to pay the IC on an annual basis, within [***] of the IC’s submission of a statement and request for payment, a royalty amount equivalent to the Pro Rata Share of these expenses paid during the previous calendar year(s);

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(b)	to pay these expenses directly to the law firm employed by the IC to handle these functions. However, in this event, the IC and not the Licensee shall be the client of the law firm; or

(c)

in limited circumstances, the Licensee may be given the right to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included with the Licensed Patent Rights. In that event, the Licensee shall directly pay the attorneys or agents engaged to prepare, file, prosecute, or maintain these patent applications or patents and shall provide the IC with copies of each invoice associated with these services as well as documentation that these invoices have been paid.

6.15

The IC agrees, upon written request, to provide the Licensee with summaries of patent prosecution invoices for which the IC has requested payment from the Licensee under Paragraphs 6.13 and 6.14. The Licensee agrees that all information provided by the IC related to patent prosecution costs shall be treated as confidential commercial information and shall not be released to a Third Party except as required by law or a court of competent jurisdiction.

6.16

The Licensee may elect to surrender its rights in any country of the Licensed Territory under any of the Licensed Patent Rights upon [***] written notice to the IC and owe no payment obligation under Paragraph 6.14 for patent-related expenses paid in that country after [***] of the effective date of the written notice.

7.	PATENT FILING, PROSECUTION, AND MAINTENANCE

7.1

Except as otherwise provided in this Article 7, the IC agrees to take responsibility for, but to consult with, the Licensee in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and shall furnish copies of relevant patent-related documents to the Licensee.

7.2

Upon the IC’s written request, the Licensee shall assume the responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and shall, on an ongoing basis, promptly furnish copies of all patent-related documents to the IC. In this event, the Licensee shall, subject to the prior approval of the IC, select registered patent attorneys or patent agents to provide these services on behalf of the Licensee and the IC. The IC shall provide appropriate powers of attorney and other documents necessary to undertake this action to the patent attorneys or patent agents providing these services. The Licensee and its attorneys or agents shall consult with the IC in all aspects of the preparation, filing, prosecution and maintenance of patent applications and patents included within the Licensed Patent Rights and shall provide the IC sufficient opportunity to comment on any document that the Licensee intends to file or to cause to be filed with the relevant intellectual property or patent office.

7.3

At any time, the IC may provide the Licensee with written notice that the IC wishes to assume control of the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights. If the IC elects to reassume these responsibilities, the Licensee agrees to cooperate fully with the IC, its attorneys, and agents in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and to provide the IC with complete copies of any and all documents or other materials that the IC deems necessary to undertake such responsibilities. The Licensee shall be responsible for all costs associated with transferring patent prosecution responsibilities to an attorney or agent of the IC’s choice.

7.4

Each party shall promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance of the Licensed Patent Rights and permit each other to provide comments and suggestions with respect to the preparation, filing, prosecution, and maintenance of the Licensed Patent Rights, which comments and suggestions shall be considered by the other party.

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8.	RECORD KEEPING

8.1

The Licensee agrees to keep accurate and correct records of the Licensed Products made, used, sold, or imported and the Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due the IC. These records shall be retained for at least [***] years following a given reporting period and shall be available during normal business hours for inspection, at the expense of the IC, by an accountant or other designated auditor selected by the IC for the sole purpose of verifying reports and royalty payments hereunder. The accountant or auditor shall only disclose to the IC information relating to the accuracy of reports and royalty payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess of [***] for any [***] month period, then the Licensee shall reimburse the IC for the cost of the inspection at the time the Licensee pays the unreported royalties, including any additional royalties as required by Paragraph 9.8. All royalty payments required under this Paragraph shall be due within [***] of the date the IC provides to the Licensee notice of the payment due.

9.	REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS

9.1

Prior to signing this Agreement, the Licensee has provided the IC with the Commercial Development Plan in Appendix E, under which the Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of Practical Application. This Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this plan, performance Benchmarks are determined as specified in Appendix D. Upon exercise of the option described in Paragraphs 3.2 and 3.3, Licensee agrees to update this Commercial Development Plan to be commensurate with the field of use requested for the exclusive commercial license within the Licensed Field of Use – Allogeneic.

9.2

The Licensee shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for each of the Licensed Fields of Use within [***] after December 31 of each calendar year. These progress reports shall include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacture and status of sublicensing, marketing, importing, and sales during the preceding calendar year, as well as, plans for the present calendar year. The IC also encourages these reports to include information on any of the Licensee’s public service activities that relate to the Licensed Patent Rights. If reported progress differs from that projected in the Commercial Development Plan and Benchmarks, the Licensee shall explain the reasons for these differences. In the annual report, the Licensee may propose amendments to the Commercial Development Plan, acceptance of which by the IC may not be denied unreasonably. The Licensee agrees to provide any additional information reasonably required by the IC to evaluate the Licensee’s performance under this Agreement. The Licensee may amend the Benchmarks at any time upon written approval by the IC. The IC shall not unreasonably withhold approval of any request of the Licensee to extend the time periods of this schedule if the request is supported by a reasonable showing by the Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of Practical Application as defined in 37 C.F.R. §404.3(d). The Licensee shall amend the Commercial Development Plan and Benchmarks at the request of the IC to address any Licensed Fields of Use not specifically addressed in the plan originally submitted.

9.3	The Licensee shall report to the IC the dates for achieving Benchmarks specified in Appendix D and the First Commercial Sale in each country in the Licensed Territory within [***] of such occurrences.

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9.4

The Licensee shall submit to the IC, within [***] after each calendar [***], a royalty report, as described in the example in Appendix F, setting forth for the preceding [***] period the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of the Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due. With each royalty report, the Licensee shall submit payment of earned royalties due. If no earned royalties are due to the IC for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of the Licensee and shall include a detailed listing of all deductions made under Paragraph 2.26 to determine Net Sales made under Article 6 to determine royalties due. The royalty report shall also identify the site of manufacture for the Licensed Product(s) sold in the United States.

9.5

The Licensee agrees to forward semi-annually to the IC a copy of these reports received by the Licensee from its sublicensees during the preceding half-year period as shall be pertinent to a royalty accounting to the IC by the Licensee for activities under the sublicense.

9.6

Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee. The royalty report required by Paragraph 9.4 shall be mailed to the IC at its address for Agreement Notices indicated on the Signature Page or electronically mailed to the email address indicated on the Signature Page.

9.7

The Licensee shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay the tax and be responsible for all filings with appropriate agencies of foreign governments.

9.8

Additional royalties may be assessed by the IC on any payment that is more than [***] overdue at the rate of [***] per month. This [***] per month rate may be applied retroactively from the original due date until the date of receipt by the IC of the overdue payment and additional royalties. The payment of any additional royalties shall not prevent the IC from exercising any other rights it may have as a consequence of the lateness of any payment.

9.9

All plans and reports required by this Article 9 and marked “confidential” by the Licensee shall, to the extent permitted by law, be treated by the IC as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by the IC under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 C.F.R. §5.65(d).

10.	PERFORMANCE

10.1

Upon receipt and verification of the royalties due under Paragraph 6.1 and 6.2, specifically those royalties described in Appendix C, I(a) and III(a), the IC agrees, if Licensed Materials are available to the IC, to provide the Licensee, at the Licensee’s expense, with samples of the Licensed Materials to the individual and address listed in Appendix H and, at reasonable cost to the Licensee, to replace them in the event of their unintentional destruction. Except as stated in Section 3.4, the Licensee agrees to retain control over the Licensed Materials and shall not distribute or release them to others without the prior written consent of the IC.

10.2

After receipt and verification of the royalties due under Paragraph 6.1 and 6.2, specifically those royalties described in Appendix C, I(a) and III(a), the IC may, at their sole discretion, provide Licensed Know-How to Licensee following Licensee’s written request which must occur within [***] of the Effective Date. After a period of [***] from the Effective Date has elapsed, the IC has no obligation to review or consider any request for Licensed Know-How from Licensee. Except as stated in Section 3.4, the Licensee agrees to retain control over the Licensed Know-How and shall not distribute or release it to others without the prior written consent of the IC.

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10.3

The Licensee shall use its reasonable commercial efforts to bring the Licensed Products and the Licensed Processes to Practical Application. “Reasonable commercial efforts” for the purposes of this provision shall include adherence to the Commercial Development Plan in Appendix E and performance of the Benchmarks in Appendix D, or as amended as described in Paragraph 9.2. The efforts of a sublicensee shall be considered the efforts of the Licensee.

10.4

Upon the First Commercial Sale, until the expiration or termination of this Agreement, the Licensee shall use its reasonable commercial efforts to make the Licensed Products and the Licensed Processes reasonably accessible to the United States public.

10.5

The Licensee agrees, after its First Commercial Sale, to make reasonable quantities of the Licensed Products or materials produced through the use of the Licensed Processes available to patient assistance programs.

10.6

The Licensee agrees, after its First Commercial Sale and as part of its marketing and product promotion, to develop educational materials (e.g., brochures, website, etc.) directed to patients and physicians detailing the Licensed Products or medical aspects of the prophylactic and therapeutic uses of the Licensed Products.

10.7

The Licensee agrees to supply, to the Mailing Address for Agreement Notices indicated on the Signature Page, the Office of Technology Transfer, NIH with inert samples of the Licensed Products or the Licensed Processes or their packaging for educational and display purposes only.

11.	INFRINGEMENT AND PATENT ENFORCEMENT

11.1

The IC and the Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as, any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either party becomes aware.

11.2	Pursuant to this Agreement and the provisions of 35 U.S.C. § 207(a)(2) and 35 U.S.C. Chapter 29, the Licensee may:

(a)	bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the Licensed Patent Rights;

(b)	in any suit, enjoin infringement and collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement; or

(c)	settle any claim or suit for infringement of the Licensed Patent Rights provided, however, that the IC and appropriate Government authorities shall have the first right to take such actions; and

(d)

if the Licensee desires to initiate a suit for patent infringement, the Licensee shall notify the IC in writing. If the IC does not notify the Licensee of its intent to pursue legal action within [***], the Licensee shall be free to initiate suit. The IC shall have a continuing right to intervene in the suit. The Licensee shall take no action to compel the Government either to initiate or to join in any suit for patent infringement. The Licensee may request the Government to initiate or join in any suit if necessary to avoid dismissal of the suit. Should the Government be made a party to any suit, the Licensee shall reimburse the Government for any costs, expenses, or fees which the Government incurs as a result of the motion or other action, including all costs incurred by the Government in opposing the motion or other action. In all cases, the Licensee agrees to

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keep the IC reasonably apprised of the status and progress of any litigation. Before the Licensee commences an infringement action, the Licensee shall notify the IC and give careful consideration to the views of the IC and to any potential effects of the litigation on the public health in deciding whether to bring suit.

11.3

In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Licensed Patent Rights shall be brought against the Licensee or raised by way of counterclaim or affirmative defense in an infringement suit brought by the Licensee under Paragraph 11.2, pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29 or other statutes, the Licensee may:

(a)	defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the Licensed Patent Rights;

(b)	in any suit, ultimately to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement; and

(c)

settle any claim or suit for declaratory judgment involving the Licensed Patent Rights-provided, however, that the IC and appropriate Government authorities shall have the first right to take these actions and shall have a continuing right to intervene in the suit; and

(d)

if the IC does not notify the Licensee of its intent to respond to the legal action within a reasonable time, the Licensee shall be free to do so. The Licensee shall take no action to compel the Government either to initiate or to join in any declaratory judgment action. The Licensee may request the Government to initiate or to join any suit if necessary to avoid dismissal of the suit. Should the Government be made a party to any suit by motion or any other action of the Licensee, the Licensee shall reimburse the Government for any costs, expenses, or fees, which the Government incurs as a result of the motion or other action. If the Licensee elects not to defend against the declaratory judgment action, the IC, at its option, may do so at its own expense. In all cases, the Licensee agrees to keep the IC reasonably apprised of the status and progress of any litigation. Before the Licensee commences an infringement action, the Licensee shall notify the IC and give careful consideration to the views of the IC and to any potential effects of the litigation on the public health in deciding whether to bring suit.

11.4

In any action under Paragraphs 11.2 or 11.3 the expenses including costs, fees, attorney fees, and disbursements, shall be paid by the Licensee. The value of any recovery made by the Licensee through court judgment or settlement shall be treated as Net Sales and subject to earned royalties.

11.5

The IC shall cooperate fully with the Licensee in connection with any action under Paragraphs 11.2 or 11.3. The IC agrees promptly to provide access to all necessary documents and to render reasonable assistance in response to a request by the Licensee.

12.	NEGATION OF WARRANTIES AND INDEMNIFICATION

12.1	The IC offers no warranties other than those specified in Article 1.

12.2

The IC does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights and Licensed Know-How may be exploited without infringing other patents or other intellectual property rights of Third Parties.

12.3

THE IC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS, LICENSED KNOW-HOW, LICENSED MATERIALS OR OTHER TANGIBLE MATERIALS RELATED THERETO.

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12.4	The IC does not represent that it shall commence legal actions against Third Parties infringing the Licensed Patent Rights.

12.5

The Licensee shall indemnify and hold the IC, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:

(a)	the use by or on behalf of the Licensee, its Sublicensees, Affiliates, directors, employees, or Third Parties of any Licensed Patent Rights or Licensed Know-How, in the Licensed Fields of Use; or

(b)

the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes, Licensed Materials, or other materials by the Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights or Licensed Know-How.

12.6	The Licensee agrees to maintain a liability insurance program consistent with sound business practice.

13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.1

This Agreement is effective when signed by all parties, unless the provisions of Paragraph 14.16 are not fulfilled, and shall extend to the expiration of the last to expire of the Licensed Patent Rights unless sooner terminated as provided in this Article 13.

13.2

In the event that the Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Paragraph 13.5, and if the default has not been remedied within ninety (90) days after the date of notice in writing of the default, the IC may terminate this Agreement by written notice and pursue outstanding royalties owed through procedures provided by the Federal Debt Collection Act.

13.3

In the event that the Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a Third Party’s intention to file an involuntary petition in bankruptcy, the Licensee shall immediately notify the IC in writing.

13.4	The Licensee shall have a unilateral right to terminate this Agreement or any licenses in any country or territory by giving the IC sixty (60) days written notice to that effect.

13.5	The IC shall specifically have the right to terminate or modify, at its option, this Agreement, if the IC determines that the Licensee:

(a)

is not executing the Commercial Development Plan submitted with its request for a license and the Licensee cannot otherwise demonstrate to the IC’s satisfaction that the Licensee has taken, or can be expected to take within a reasonable time, effective steps to achieve the Practical Application of the Licensed Products or the Licensed Processes;

(b)	has not achieved the Benchmarks as may be modified under Paragraph 9.2;

(c)	has willfully made a false statement of, or willfully omitted a material fact in the license application or in any report required by this Agreement;

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(d)	has committed a material breach of a covenant or agreement contained in this Agreement;

(e)	is not keeping the Licensed Products or the Licensed Processes reasonably available to the public after commercial use commences;

(f)	cannot reasonably satisfy unmet health and safety needs; or

(g)	cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.2 unless waived.

(h)	has been found by a court of competent jurisdiction to have violated the Federal antitrust laws in connection with its performance under this Agreement.

13.6

In making the determination referenced in Paragraph 13.5, the IC shall take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by the Licensee under Paragraph 9.2. Prior to invoking termination or modification of this Agreement under Paragraph 13.5, the IC shall give written notice to the Licensee providing the Licensee specific notice of, and a ninety (90) day opportunity to respond to, the IC’s concerns as to the items referenced in 13.5(a)-13.5(h). If the Licensee fails to alleviate the IC’s concerns as to the items referenced in 13.5(a)-13.5(h) or fails to initiate corrective action to the IC’s satisfaction, the IC may terminate this Agreement.

13.7

When the public health and safety so require, and after written notice to the Licensee providing the Licensee a sixty (60) day opportunity to respond, the IC shall have the right to require the Licensee to grant sublicenses to responsible applicants, on reasonable terms, in any Licensed Fields of Use under the Licensed Patent Rights, unless the Licensee can reasonably demonstrate that the granting of the sublicense would not materially increase the availability to the public of the subject matter of the Licensed Patent Rights. The IC shall not require the granting of a sublicense unless the responsible applicant has first negotiated in good faith with the Licensee.

13.8

The IC reserves the right according to 35 U.S.C. §209(d)(3) to terminate or modify this Agreement if it is determined that this action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the Licensee.

13.9

Within thirty (30) days of receipt of written notice of the IC’s unilateral decision to modify or terminate this Agreement, the Licensee may, consistent with the provisions of 37 C.F.R. §404.11, appeal the decision by written submission to the designated IC official or designee. The decision of the designated IC official or designee shall be the final agency decision. The Licensee may thereafter exercise any and all administrative or judicial remedies that may be accessible.

13.10

Within ninety (90) days of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by the Licensee. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expenses, due to the IC shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with the IC pursuant to Paragraph 4.3. Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement, the Licensee shall return all Licensed Products or other materials included within the Licensed Patent Rights to the IC or provide the IC with certification of the destruction thereof. The Licensee may not be granted additional IC licenses if the final reporting requirement is not fulfilled.

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14.	GENERAL PROVISIONS

14.1

Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of the Government to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by the Government or excuse a similar subsequent failure to perform any of these terms or conditions by the Licensee.

14.2

This Agreement constitutes the entire agreement between the parties relating to the subject matter of the Licensed Patent Rights, the Licensed Know-How, the Licensed Materials, the Licensed Products and the Licensed Processes, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

14.3

The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

14.4

If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.5	The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

14.6

All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the following Signature Page, or to another address as may be designated in writing by the other party. Agreement notices shall be considered timely if the notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

14.7

This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court) except to the Licensee’s Affiliate(s) without the prior written consent of the IC, such consent not to be unreasonably withheld. The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable. In the event of an assignment of this Agreement, other than an assignment commensurate with a Change of Control event, the Licensee shall pay the IC an assignment royalty as set forth in Appendix C within [***] of the assignment.

14.8

The Licensee agrees in its use of any IC-supplied materials (including Licensed Materials) to comply with all applicable statutes, regulations, and guidelines, including NIH and HHS regulations and guidelines. Licensee agrees not to use any IC- supplied materials (Licensed Materials) in humans for any purpose without prior written consent of IC. The Licensee agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R. Part 46. The Licensee agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying the IC, in writing, of the research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to the IC of research involving human subjects or clinical trials outside of the United States shall be given no later than [***] prior to commencement of the research or trials.

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14.9

The Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of these items may require a license from the appropriate agency of the U.S. Government or written assurances by the Licensee that it shall not export these items to certain foreign countries without prior approval of this agency. The IC neither represents that a license is or is not required or that, if required, it shall be issued.

14.10

The Licensee agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status. All the Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve the IC’s patent rights in those countries.

14.11

By entering into this Agreement, the IC does not directly or indirectly endorse any product or service provided, or to be provided, by the Licensee whether directly or indirectly related to this Agreement. The Licensee shall not state or imply that this Agreement is an endorsement by the Government, the IC, any other Government organizational unit, or any Government employee. Additionally, the Licensee shall not use the names of the IC, the FDA or the HHS or the Government or their employees in any advertising, promotional, or sales literature without the prior written approval of the IC.

14.12

The parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13. The Licensee agrees first to appeal any unsettled claims or controversies to the designated IC official, or designee, whose decision shall be considered the final agency decision. Thereafter, the Licensee may exercise any administrative or judicial remedies that may be available.

14.13

Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 C.F.R. Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.14

Any formal recordation of this Agreement required by the laws of any Licensed Territory as a prerequisite to enforceability of the Agreement in the courts of any foreign jurisdiction or for other reasons shall be carried out by the Licensee at its expense, and appropriately verified proof of recordation shall be promptly furnished to the IC.

14.15	Paragraphs 4.3, 8.1, 9.5-9.8, 12.1-12.5, 13.9, 13.10, 14.12 and 14.15 of this Agreement shall survive termination of this Agreement.

14.16

The terms and conditions of this Agreement shall, at the IC’s sole option, be considered by the IC to be withdrawn from the Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by the IC within [***] from the date of the IC’s signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

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NIH PATENT LICENSE AGREEMENT – EXCLUSIVE

SIGNATURE PAGE

For the IC:	March 15, 2022
/s/ [***]	Date
[***]

Associate Director

Technology Transfer Center

National Cancer Institute

National Institutes of Health

Address for Agreement notices and reports:

E-mail: [***] (preferred)

Mail:	License Compliance and Administration

Monitoring & Enforcement

Office of Technology Transfer

National Institutes of Health

6701 Rockledge Drive, Suite 700, MS 7788

Bethesda, Maryland 20892 U.S.A.

(For courier deliveries please check https://www.ott.nih.gov/licensing/license-noticesreports)

For the Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

by:
	/s/ [***]	March 16, 2022
	Signature of Authorized Official	Date

[***]
Printed Name

President, Syncopation Life Sciences
Title

I.	Official and Mailing Address for Agreement notices:

[***]
Name

[***]
Title

Mailing Address

628 Middlefield Road
Palo Alto, CA 94301

CONFIDENTIAL NIH Patent License Agreement–Exclusive US-DOCS\144314366.1	21

Email Address:	[***]

Phone:	[***]

Fax:

II.	Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments)

[***]
Name

Chief Financial Officer
Title

Mailing Address:

628 Middlefield Road

Palo Alto, CA 94301

Email Address:	[***]

Phone:	[***]
Fax:

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

CONFIDENTIAL NIH Patent License Agreement–Exclusive US-DOCS\144314366.1	22

APPENDIX A – PATENT(S) OR PATENT APPLICATION(S)

(a)	[***]

CONFIDENTIAL NIH Patent License Agreement–Exclusive US-DOCS\144314366.1	Appendix A -1

APPENDIX B – LICENSED FIELDS OF USE AND TERRITORY

I.	Licensed Fields of Use:

1.	Licensed Field of Use—Autologous

Development, manufacture and commercialization of autologously derived chimeric antigen receptor T cell (CAR-T) immunotherapies for the treatment of B cell malignancies that express CD22 wherein:

1.	The T cells are engineered to be monospecific for CD22; and

2.	The chimeric antigen receptor is specific for CD22 via the m971 scFv; and

Where “autologous” specifically means where the cells or tissue are removed from a patient, modified ex vivo and then, implanted, transplanted, infused, or transferred back into the same individual from whom the cells or tissue were recovered.

2.	Licensed Field of Use—Allogeneic

Development, manufacture and commercialization of allogeneically derived chimeric antigen receptor T cell (CAR-T) immunotherapies that are not engineered to overexpress CD47 for the treatment of B cell malignancies that express CD22 wherein:

1.	The T cells are engineered to be monospecific for CD22; and

2.	The chimeric antigen receptor is specific for CD22 via the m971 scFv.

For purposes of clarity, this Field of Use specifically excludes any allogeneically derived CAR-T immunotherapy that has been engineered to overexpress CD47.

II.	Licensed Territory:

Worldwide

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APPENDIX C – ROYALTIES

Royalties:

I.	The Licensee agrees to pay to the IC a noncreditable, nonrefundable license issue royalty in the amount of [***] payable in installments as follows:

(a)	The first installment of [***] is due and payable within [***] from the Effective Date of this Agreement.

(b)	The second installment of [***] is due and payable on the [***] anniversary of the Effective Date of this Agreement.

(c)	The third installment of [***] is due and payable on the [***] anniversary of the Effective Date of this Agreement.

(d)	The fourth installment of [***] is due and payable on the [***] anniversary of the Effective Date of this Agreement.

For clarity, pursuant to Paragraph 6.13 and to the extent payable under Paragraph 6.13, IC will allocate this license issue royalty as needed to account for any expenses incurred by IC related to the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights.

II.

In the event of an extension of the Option Period as described in Paragraph 3.2, the Licensee agrees to pay to the IC a non-creditable, non-refundable extension royalty of [***] payable on or prior to the expiration date of the Option Period.

III.	The Licensee agrees to pay to the IC a nonrefundable minimum annual royalty in the amount of [***] as follows:

(a)	[***]; and

(b)	[***]; and

(c)	[***].

(d)	[***].

IV.	The Licensee agrees to pay the IC earned royalties of on Net Sales by or on behalf of the Licensee, Affiliates, and its Sublicensees for an Autologous Product as follows:

(a)	When the annual Net Sales of Autologous Products is [***], Licensee agrees to pay an earned royalty of [***].

(b)	When the annual Net Sales of Autologous Products is [***], Licensee agrees to pay an earned royalty on [***].

(c)	The Licensee agrees to pay the IC earned royalties of [***] on Net Sales by or on behalf of the Licensee, Affiliates, and its Sublicensees for an Allogeneic Product.

(d)

In the event that Licensee is obligated to pay an earned royalty to an unaffiliated Third Party for a license to a patent or other intellectual property that would be infringed or otherwise violated or unauthorized by the use, manufacture, offer for sale, sale or import of a Licensed Product in a particular country absent a license from that Third Party (hereinafter “Necessary License”), then, if Licensee obtains a Necessary License from that Third Party after the Effective Date of this Agreement, Licensee shall be entitled to an offset of [***] against the earned royalty rate due to

CONFIDENTIAL NIH Patent License Agreement–Exclusive US-DOCS\144314366.1	Appendix C -1

IC herein for each percent point in excess of [***] that Licensee actually pays to any Third Party for a Necessary License as determined on a cumulative basis across all Third Parties and Necessary Licenses. Notwithstanding the foregoing, in no event shall such offset or credit reduce the earned royalty due to IC under this Agreement by more than [***]. Upon request, Licensee shall furnish documentation to IC evidencing its payments and payment obligations to Third Parties under this Paragraph, including the identity of those patents or other intellectual property rights for which such payments are paid to a Third Party.

V.	The Licensee agrees to pay the IC milestone royalties within [***] of achieving each milestone, as follows:

(a)	[***].

(b)	[***].

(c)	[***].

(d)	[***].

(e)	[***].

In the event that any of the milestones listed in this Section V (a)-(d) are achieved with [***], the Licensee may reduce the payment owed to the IC by [***].

VI.

In the event that a Priority Review Voucher is granted or has been granted to the Licensee by the FDA based on Licensed Products, the Licensee agrees to make one of the following royalty payments for each such Priority Review Voucher:

(a)	[***]:

(1)	[***]; or

(2)	[***].

(b)	[***].

VII.

The Licensee agrees to pay the IC additional sublicensing royalties on Sublicense Income received by Licensee following execution of a sublicense agreement granting a Sublicense pursuant to Article 4, within [***] of receipt of such income, as follows:

(a)	[***] of Sublicense Income for a sublicense granted before Licensee’s initiation (where initiation means the first patient dosed) of [***];

(b)	[***] of Sublicense Income for a sublicense granted before [***], but after [***].

(c)	[***] of Sublicense Income for a sublicense granted with or after [***];

VIII.	In the event of a Change of Control of Licensee or an assignment of this Agreement not associated with a Change of Control, the Licensee agrees to pay the IC a royalty:

(a)

The Licensee agrees to pay the IC royalties of [***] on the fair market value of any consideration received in connection with a Change of Control within [***] of the execution of such Change of Control event if [***]. Licensee shall fairly and in good faith allocate such consideration among all such intellectual property rights, technology or materials, and the payment to the IC will be based on the allocation of the Licensed Patent Rights under this Agreement.

(b)

The Licensee agrees to pay the IC royalties of [***] on the fair market value of any consideration received in connection with a Change of Control within [***] of the execution of such Change of Control event if [***]. Licensee shall fairly and in good faith allocate such consideration among all such intellectual property rights, technology or materials, and the payment to the IC will be based on the allocation of the Licensed Patent Rights under this Agreement.

CONFIDENTIAL NIH Patent License Agreement–Exclusive US-DOCS\144314366.1	Appendix C -2

(c)

The Licensee agrees to pay the IC royalties of [***] on the fair market value of any consideration received in connection with a Change of Control within [***] of the execution of such Change of Control event if [***]. Licensee shall fairly and in good faith allocate such consideration among all such intellectual property rights, technology or materials, and the payment to the IC will be based on the allocation of the Licensed Patent Rights under this Agreement.

(d)

The Licensee agrees to pay the IC royalties of [***] on the fair market value of any consideration received in the event of an assignment of this Agreement, (such assignment not associated with a Change of Control) within [***] of the execution of such assignment. Licensee shall fairly and in good faith allocate such consideration among all such intellectual property rights, technology or materials, and the payment to the IC will be based on the allocation of the Licensed Patent Rights under this Agreement.

For clarity, only one of the payments set forth in (a), (b) or (c) above shall be payable in the event of each unique Change of Control or assignment of this Agreement.

CONFIDENTIAL NIH Patent License Agreement–Exclusive US-DOCS\144314366.1	Appendix C -3

APPENDIX D – BENCHMARKS AND PERFORMANCE

The Licensee agrees to the following Benchmarks for its performance under this Agreement and, [***] of achieving a Benchmark, shall notify the IC that the Benchmark has been achieved. For purposes of this Appendix D, “initiate” or “initiation” means the first dosing of the first patient.

I.	By [***], Licensee will [***].

II.	By [***], Licensee will [***].

III.	By [***], Licensee will [***].

IV.	By [***], Licensee will [***].

V.	By [***], Licensee will [***].

VI.	By [***], Licensee will [***].

VII.	By [***], Licensee will [***].

VIII.	By [***], Licensee will [***].

IX.	By [***], Licensee will [***].

X.	By [***], Licensee will [***].

XI.	By [***], Licensee will [***].

XII.	By [***], Licensee will [***].

CONFIDENTIAL NIH Patent License Agreement–Exclusive US-DOCS\144314366.1	Appendix D -1

APPENDIX E – COMMERCIAL DEVELOPMENT PLAN

[***]

CONFIDENTIAL NIH Patent License Agreement–Exclusive US-DOCS\144314366.1	Appendix E -1

APPENDIX F – EXAMPLE ROYALTY REPORT

Required royalty report information includes:

•	License reference number (L-XXX-200X/0)

•	Reporting period

•	Catalog number and units sold of each Licensed Product (domestic and foreign)

•	Gross Sales per catalog number per country

•	Total Gross Sales

•	Itemized deductions from Gross Sales

•	Total Net Sales

•	Earned Royalty Rate and associated calculations

•	Gross Earned Royalty

•	Adjustments for Minimum Annual Royalty (MAR) and other creditable payments made

•	Net Earned Royalty due

[***]

CONFIDENTIAL NIH Patent License Agreement–Exclusive US-DOCS\144314366.1	Appendix F -1

APPENDIX G – ROYALTY PAYMENT OPTIONS

New Payment Options Effective March 2018

[***]

CONFIDENTIAL NIH Patent License Agreement–Exclusive US-DOCS\144314366.1	Appendix G -1

APPENDIX H – SHIPPING INFORMATION

The Licensee’s Shipping Contact: information or questions regarding shipping should be directed to the Licensee’s Shipping Contact at:

[***]	Chief Operating Officer
Shipping Contact’s Name	Title

Phone:	[***]	Fax:	( )	E-mail:	[***]

Shipping Address: Name & Address to which Materials should be shipped (please be specific):

Syncopation Life Sciences
Company Name & Department

Address:

1900 Alameda de las Pulgas
Suite 350
San Mateo, CA 94403

The Licensee’s shipping carrier and account number to be used for shipping purposes:

UPS account	[***]

CONFIDENTIAL NIH Patent License Agreement–Exclusive US-DOCS\144314366.1	Appendix H -1